Exhibit 3

                             PURCHASE AGREEMENT
                                    FOR
                 UNITS OF LIMITED PARTNERSHIP INTEREST IN
                     WESTIN HOTELS LIMITED PARTNERSHIP




          PURCHASE AGREEMENT, dated as of May 24, 2004, by and among, The Madison Avenue Capital Group II Trust, a trust formed under the laws of Colorado, Madison Liquidity Investors 104, LLC, Madison Liquidity Investors 100, LLC, Madison Liquidity 112, LLC, Madison Liquidity Investors 120, LLC, Windy City Investment, LLC, Madison Liquidity Investors 103, LLC, Madison Liquidity Investors 111, LLC, Madison Liquidity Investors 119, LLC (all Delaware limited liability companies, unless otherwise indicated), (each a "Seller" and collectively, the "Sellers"), Madison Capital Management, LLC, a Nevada limited liability company (the "Holding Company"), and Kalmia Investors, LLC, a Delaware limited liability company (the "Purchaser").

          WHEREAS, the Sellers have heretofore acquired 10,512 units of limited partnership interest (the "Units") in Westin Hotels Limited Partnership, a Delaware corporation (the "Partnership");

          WHEREAS, the Sellers desire to sell the Units to the Purchaser, and the Purchaser desires to purchase the Units, subject to the terms and conditions set forth herein;

          WHEREAS, the Holding Company wishes to facilitate the transaction contemplated hereby; and

          WHEREAS, in connection with this Purchase Agreement and the transaction contemplated herein, the Purchaser, the Sellers and the Holding Company are simultaneously entering into a Security Agreement, dated as of the date hereof, and Pledge Agreement, dated as of the date hereof (collectively, the "Related Agreements").

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                 ARTICLE I

                         PURCHASE AND SALE OF UNITS

          1.1. Sale of Units. Upon the terms and subject to the conditions of this Purchase Agreement, each of the Sellers hereby transfers and assigns to the Purchaser, and the Purchaser hereby purchases from each of the Sellers for valuable consideration as described in Section 1.2 below, all of the Seller's right, title and interest in and to the number of Units set forth on the Signature Page hereto, including, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Units under the partnership agreement of the Partnership, and any rights attributable to claims, damages, recoveries, including recoveries from class action lawsuits, and causes of action accruing to the ownership of such Units.

          1.2 Purchase Price; Payment in Full. The purchase price for the Units shall be in an amount equal to U.S.$802.51 for each Unit totaling U.S.$8,435,985.12 (the "Purchase Price") payable to each Seller in accordance with the Signature Page hereto. Payment by the Purchaser to the Sellers of the Purchase Price shall be made simultaneously with the execution of this Purchase Agreement and shall represent payment in full of all amounts due by Purchaser under this Purchase Agreement and the Related Agreements.

          1.3 Transfer Fees. The Purchaser agrees that the $50.00 transfer fee per transferring limited partner of the Partnership charged by the Partnership will be borne by the Purchaser. Each Seller individually and not jointly agrees, and Purchaser agrees, that the taxable income and taxable loss attributable to the transferred Units with respect to the taxable period in which the transfer occurs shall be divided between and allocated between the respective Seller and Purchaser as provided in the partnership agreement of the Partnership.


                                 ARTICLE II

             AGREEMENTS OF THE SELLERS AND THE HOLDING COMPANY


          Each of the Sellers individually and not jointly, and the Holding Company jointly and severally with each Seller, agrees with the Purchaser, as of the date hereof, as follows:

          2.1 Proxy and Attorney-in-Fact. Such Seller hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent, proxy and attorney-in-fact with respect to the Units with full power of substitution. This proxy and power of attorney is an irrevocable power, coupled with an interest of such Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books maintained by the general partner of the Partnership (the "General Partner"), or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of such Seller as a limited partner of the Partnership; (ii) vote or act in such manner as the Purchaser shall, in its sole discretion, deem proper with respect to the Units; (iii) deliver the Units and transfer ownership of the Units on the books of the Partnership that are maintained with respect to the Units and on the Partnership's books, maintained by the General Partner; (iv) endorse on such Seller's behalf any and all payments received by Purchaser from the Partnership for any period on or after March 31, 2004, which are made payable to such Seller, in favor of Purchaser; (v) execute on such Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to and in a manner consistent with the transaction contemplated by this Purchase Agreement; and (vi) receive all benefits and distributions and amend the books and records of the Partnership, including such Seller's address and record, to direct distributions to Purchaser as of March 31, 2004 and otherwise exercise all rights of beneficial owner of the Units. The
Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

          2.2 Partnership Distributions. The Purchaser will be entitled to any distribution of cash, or any other distribution of value whatsoever is made or declared by the Partnership to such Seller on or after March 31, 2004 ("Distributions"), with respect to the Units. Each Seller agrees, individually and not jointly, that it will promptly pay over and deliver to the Purchaser all Distributions made with respect to the Units which such Seller may receive.

          2.3 Partnership Correspondence. It shall promptly deliver to the Purchaser all correspondence from the Partnership with respect to the Units which such Seller may receive after the date of this Agreement.

          2.4 Withdrawal from the Partnership; Instructions to the General Partner. It desires to withdraw as a limited partner of the Partnership as to the Units as of March 31, 2004 and shall cause the General Partner to transfer the Units sold by it on the records of the Partnership to the name of the Purchaser as of a date no earlier than March 31, 2004 in accordance with the terms of the partnership agreement of the Partnership. Upon execution of this Purchase Agreement, such Seller will deliver to the General Partner a signed copy of the letter attached hereto as Exhibit A.

          2.5 Further Assurance. It shall take all additional measures which may be necessary or desirable to enforce the rights of the Purchasers under this Purchase Agreement and effectuate the transfer of the ownership of the Units to the Purchaser.

          2.6 Maintaining Net Worth; Solvency. Each Seller (other than Windy City Investment, LLC) agrees, individually and not jointly, that it will maintain an aggregate net worth which exceeds the Purchase Price for the Units sold by it pursuant to this transaction until the Partnership has amended the books and records of the Partnership to reflect the admission of the Purchaser as substitute limited partner with respect to the Units. As of the date of this Agreement, Windy City Investment, LLC is not insolvent and will not be rendered insolvent by reason of this transaction. The Holding Company will maintain an aggregate net worth which exceeds the Purchase Price for all Units sold by Sellers pursuant to this transaction until the Partnership has fully recognized the transfer of ownership of all Units to the Purchaser and has amended the books and records of the Partnership to reflect the admission of the Purchaser as substitute limited partner with respect to the Units,.

          2.7 Incurring Debt. Each of the Sellers and Holding Company shall not incur any indebtedness for borrowed money until the Partnership has amended the books and records of the Partnership to reflect the admission of the Purchaser as substitute limited partner with respect to the Units.

          2.8 Indemnification. Each of the Sellers, individually and not jointly, and the Holding Company jointly and severally with each Seller, agrees to hold the Purchaser harmless from any losses (including reasonable attorney's fees) or diminution in value of the Units resulting from any violation of or misrepresentation with respect to any representation, warranty, agreement or covenant contained in this Purchase Agreement or the Related Agreements, the imposition of any intervening claims against such Seller or the Holding Company, or the bankruptcy or insolvency of such Seller or the Holding Company.


                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES
                   OF THE SELLERS AND THE HOLDING COMPANY

          Except with respect to Section 3.7 below, each of the Sellers, individually and not jointly, and the Holding Company jointly and severally with each such Seller, represents and warrants to the Purchaser, as of the date hereof, as follows:

          3.1 Capacity; Authority; Validity. Such Seller and the Holding Company have all necessary capacity, power and authority to enter into this Purchase Agreement and to perform all the obligations to be performed, respectively, by such Seller or the Holding Company hereunder; this Purchase Agreement and the consummation by such Seller and the Holding Company of the transactions contemplated hereby has been duly and validly authorized by all necessary action of such Seller and Holding Company, as the case may be; this Purchase Agreement has been duly executed and delivered by such Seller and Holding Company; and assuming the due execution and delivery of this Purchase Agreement by the Purchaser, this Purchase Agreement constitutes the legal, valid and binding obligation of such Seller and the Holding Company enforceable against such Seller and Holding Company, as the case may be, in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally.

          3.2 Title to Units. Such Seller owns the number of Units set forth by its name on the signature page hereto, and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser the Units, and upon the sale of the Units by such Seller, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and the Units will not be subject to any adverse claim. Other than pursuant to this Purchase Agreement and the Related Agreements, such Seller shall not sell, assign, or otherwise transfer all or any portion of its right, title and interest in and to the Units, or create, incur, assume or permit to exist any lien, pledge, claim, security interest, encumbrance or charge of any kind on the Units.

          3.3 No Violation of Law or Agreement. Neither the execution and delivery of this Purchase Agreement or any of agreements executed in connection with this Purchase Agreement by such Seller or the Holding Company, nor the consummation of the transactions contemplated hereby by such Seller or the Holding Company, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to such Seller or the Holding Company, as the case may be, or create any lien, pledge, claim, security interest, encumbrance or charge of any kind over the Units other than in favor of the Purchaser.

          3.4 No Litigation or Claims. There are no outstanding litigations, claims, judgments, decrees, orders awards, stipulations, or injunctions against such Seller or the Holding Company, or with respect to the Units, or to the knowledge of such Seller, are there any bases therefor, except for such litigations, claims, judgments, decrees, orders, awards, stipulations, or injunctions that would not have a material adverse effect on the Holding Company or the respective Seller who is the subject of such litigations, claims, judgments, decrees, orders awards, stipulations, or injunctions, or the Units sold hereby.

          3.5 Net worth; Solvency; Indebtedness. The individual net worth of such Seller and of the Holding Company judged separately exceeds the Purchase Price of the Units sold by such Seller hereunder. Such Seller and Holding Company are solvent and will not be rendered insolvent as a result the transfer and sale of the Units. Neither such Seller nor the Holding Company currently has indebtedness for borrowed money.

          3.6 Fair Value. Each Seller, individually and not jointly, and the Holding Company, jointly with each Seller, acknowledges that the sale of the Units by such Seller pursuant to this Agreement does not constitute a fraudulent transfer under bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally and that the Purchase Price to be received by such Seller constitutes fair value for the Unites sold by such Seller.

          3.7 Financial Information. Holding Company hereby represents that the financial disclosure provided to the Purchaser by the Holding Company as to the Holding Company's financial condition is true and accurate except for such errors or omissions that are not materially adverse.

          3.8 Non-Affiliate Status. Such Seller is not an "affiliate" of the Partnership, as such term is used in Rule 144 under the Securities Act of 1933, as amended.


                                 ARTICLE IV

                               MISCELLANEOUS

          4.1 Notices. All notices and other communications by the Sellers, the Purchaser or the Holding Company hereunder shall be in writing to the other parties and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via facsimile and verification received, or when posted by the United States postal service, registered or certified mail, return receipt requested with postage prepaid, at the address set forth on the signature page hereto or to such other addresses as a party may from time to time designate to the other party by written notice thereof, effective only upon actual receipt.

          4.2 Assignment. This Purchase Agreement shall not be assigned by any party hereto without prior written consent of the other parties.

          4.3 Successor and Assignees. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, their successors and assignees.

          4.4 Entire Agreement. The Purchase Agreement and the Related Agreements constitute the entire agreement by the parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

          4.5 Amendments and Waivers. This Purchase Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance.

          4.6 Captions; Counterparts; Execution. The captions in this Purchase Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Purchase Agreement. This Purchase Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          4.7 Governing Law; Limitation of Damages. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles. The Sellers, Purchaser, and the Holding Company waive any claim that Delaware or the United States Federal District Court for the District of Delaware is an inconvenient forum, and waive any right to trial by jury. The Sellers, Purchaser, and the Holding Company hereby agree that no punitive or consequential damages shall be recoverable against any party in any action or proceeding brought pursuant to this Purchase Agreement or any of the Related Agreements.

          IN WITNESS WHEREOF, The Purchaser, the Sellers and the Holding Company have caused this Purchase Agreement to be duly executed as of the date first above written.


                                  THE MADISON AVENUE CAPITAL GROUP II
                                  TRUST

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------
                                     Bryan E. Gordon
                                     Managing Director

                                  Number of Units:  15

                                  Purchase Price: $12,376.65

                                  MADISON LIQUIDITY INVESTORS 104, LLC

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------
                                     Bryan E. Gordon
                                     Managing Director

                                  Number of Units:  72

                                  Purchase Price: $57,780.72

                                  MADISON LIQUIDITY INVESTORS 100, LLC

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------
                                     Bryan E. Gordon
                                     Managing Director

                                  Number of Units:  863

                                  Purchase Price: $692,566.13

                                  MADISON LIQUIDITY INVESTORS 112, LLC

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------
                                     Bryan E. Gordon
                                     Managing Director

                                  Number of Units:  127

                                  Purchase Price: $101,918.77

                                  MADISON LIQUIDITY INVESTORS 120, LLC

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------
                                     Bryan E. Gordon
                                     Managing Director


                                  Number of Units:  674

                                  Purchase Price: $540,891.74


                                  WINDY CITY INVESTMENT, LLC

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------
                                     Bryan E. Gordon
                                     Managing Director

                                  Number of Units:  6,156

                                  Purchase Price: $4,940,251.56


                                  MADISON LIQUIDITY INVESTORS 103, LLC

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------


                                  Number of Units:  998

                                  Purchase Price: $800,904.98


                                  MADISON LIQUIDITY INVESTORS 111, LLC

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------
                                     Bryan E. Gordon
                                     Managing Director


                                  Number of Units:  1,262

                                  Purchase Price: $1,012,767.62


                                  MADISON LIQUIDITY INVESTORS 119, LLC

                                  By: /s/ Bryan E. Gordon
                                     ------------------------------


                                  Number of Units:  345

                                  Purchase Price: $276,865.95


                                  MADISON CAPITAL MANAGEMENT, LLC


                                  By: /s/ Bryan E. Gordon
                                     ------------------------------
                                     Bryan E. Gordon
                                     Managing Director


                                  KALMIA INVESTORS, LLC


                                  By: Smithtown Bay, LLC
                                  Manager

                                  By: Global Capital Management, Inc.
                                  Manager

                                  By: /s/ Thomas Siering
                                     ------------------------------
                                      Thomas Siering
                                      Vice President

                                                                  EXHIBIT A



                                         May 24, 2004

Westin Realty Corp.
1111 Westchester Avenue
White Plains, New York
Attn: Board of Directors


Dear Sirs:



          We are currently the holders of [ ] units of limited partnership interest (the "Units") in Westin Hotels Limited Partnership, a Delaware corporation (the "Partnership"). We have entered in a Purchase Agreement, dated May 24, 2004, with Kalmia Investors, LLC ("Kalmia"), whereby we have agreed to sell, transfer and assign all of our rights and interests in the Units to Kalmia.

          We hereby irrevocably direct the Partnership and general partner of the Partnership (the "General Partner") to immediately (i) amend the books and records of the Partnership to change our address of record and to recognize Kalmia for the purpose of receiving all future distributions with respect to the Units and all other information from us to Kalmia, 601
Carlson Parkway, Suite 200, Minnetonka, MN 55305, (ii) to forward all distributions and all other information with respect to the Units to be received by us to Kalmia at the address set forth in (i) above, and (iii) to acknowledge the transfer the Units on the records of the Partnership from us to Kalmia and to amend the books and records of the Partnership to reflect such transfer. This letter is not intended to effect any changes in the books and records of the Partnership or further action by the Partnership insofar as such books, records and actions relate to interests that we may have in the Partnership other than the Units. Kalmia is the true and lawful agent, proxy and attorney-in-fact with respect to the Units with full power of substitution.


                                       Sincerely,



                                       [Name of Seller]





21919.0001 #479902v4